UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: September 18, 2006

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 18, 2006, Nexia Holdings, Inc. ("Company") approved and its subsidiary Gold Fusion Laboratories, Inc. (“GFL”) executed an Addendum to its Asset Purchase Agreement dated August 15, 2006 with Diversified Holdings X, Inc. (“DHX”) to acquire the assets of DHX that operate as the Black Chandelier line of fashion clothing and accessories. The Addendum increases the purchase price of those assets to include two billion (2,000,000,000) shares of restricted Nexia common stock, which will be issued in the name of DHX. Richard Surber is the president of the Company and was the proposing party for the addendum and the underlying Asset Purchase Agreement, as the sole shareholder and officer of DHX. The Company will report this transaction as a related party transaction. The independent directors of the Company both approved the transaction.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

In conjunction with the execution of the Addendum on September 18, 2006 the parties closed on the Asset Purchase Agreement wherein GFL acquired assets from DHX for the operation known as Black Chandelier. GFL acquired the assets, inventory and receivables of the fashion operation Black Chandelier from DHX, a corporation wholly owned by Richard Surber, the Company’s president. At the time of the acquisition Mr. Surber was also serving as the president of GFL. The assets acquired included as of June 30, 2006 inventory for resale valued at $123,000, fixed asset inventory of $132,000, designs, silkscreens, patterns, leasehold improvements, trademarks, copyrights and patents held by Black Chandelier. Valuations for all of the assets and items transferred, as of the date of closing, are being prepared for inclusion in the financial statements of the Company.

The total consideration paid for the acquisition of these assets consisted of one promissory note in the sum of $300,000, bearing interest at 24% per annum and secured by the stock ownership of GFL, the issuance of 70,000 shares of Class A Preferred Stock of the Company and the issuance of 2,000,000,000 shares of restricted common stock of the Company. All compensation was delivered to DHX, the corporation owned and controlled by Mr. Surber. The total value of the consideration is approximately $1.2 Million; this amount was based upon the valuation and cost basis of the assets, inventory and receivables transferred and the expected net cash valuation of the Black Chandelier operation. The transaction and pricing was approved by the three members of the Company’s board of directors.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As set forth above, Nexia Holdings, Inc. has approved an agreement that will provided for the Company to issue two billion (2,000,000,000) shares of restricted Nexia common stock to DHX. The restricted shares to be issued have not been registered under the Securities Act and the Company is relying upon the exemption from registration provided under Section 4(2) of the Securities Act of 1993, as issued in a private transaction not involving a public offering of the securities involved.

On September 18, 2006, the Company authorized the issuance of 80,000 shares of its series C Preferred Stock, 50,000 shares to Jared Gold and 30,000 shares to Sean Pasinsky. Each of the named individuals has provided valuable services to the Company related to the operation and expansion of the business opportunities of Gold Fusion Laboratories, Inc., including the development of the Black Chandelier concept and business operations and have agreed to accept the shares of preferred stock as compensation for those services to the Company’s subsidiary. The shares of Series C Preferred Stock have not been registered under the Securities Act and the Company is relying upon the exemption from registration provided under Section 4(2) of the Securities Act of 1993, as issued in a private transaction not involving a public offering of the securities involved. Series C Preferred Stock hold conversion rights into shares of the common stock of the Company equal in value to $5.00 per share and are subject to redemption by the Company upon a $5.00 cash payment. The Series C Preferred Shares hold no voting rights.

ITEM 9.01 Financial Statements and Exhibits

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

2 (i)	3	Addendum to Asset Purchase Agreement, dated September 18, 2006 between Diversified Holdings X, Inc. and Gold Fusion Laboratories, Inc.

2

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: September 19, 2006	By:	/s/ Richard Surber
Richard Surber President

3